Exhibit 10.5

GUARANTEE AND SECURITY AGREEMENT

made by

AMERICAN SHALE DEVELOPMENT, INC.,

PRIMA OIL COMPANY, INC.,

TRANS ENERGY, INC.

and certain affiliates thereof

in favor of

CHAMBERS ENERGY MANAGEMENT, LP,

as Agent

Dated as of March [    ], 2012

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ARTICLE 6.	REMEDIAL PROVISIONS	20
6.1	Certain Matters Relating to Receivables	20
6.2	Communications with Obligors; Grantors Remain Liable	21
6.3	Pledged Capital Stock; Pledged Notes	22
6.4	Proceeds to be Turned Over To Agent	23
6.5	Application of Proceeds	23
6.6	Code and Other Remedies	23
6.7	Deficiency	25
6.8	Non-Judicial Enforcement	25

ARTICLE 7.	THE AGENT	25
7.1	Agent’s Appointment as Attorney-in-Fact, etc.	25
7.2	Duty of Agent	27
7.3	Financing Statements	27
7.4	Authority of Agent	27

ARTICLE 8.	MISCELLANEOUS	27
8.1	Amendments in Writing	27
8.2	Notices	28
8.3	No Waiver by Course of Conduct; Cumulative Remedies	28
8.4	Enforcement Expenses; Indemnification	28
8.5	Successors and Assigns	28
8.6	Set-Off.	28
8.7	Counterparts	29
8.8	Severability	29
8.9	Section Headings	29
8.10	Integration	29
8.11	GOVERNING LAW	29
8.12	Submission To Jurisdiction; Waivers	29
8.13	Acknowledgements	30
8.14	Releases	30
8.15	WAIVER OF JURY TRIAL	31
8.16	Conflicts	31
8.17	Creditor-Debtor Relationship	31
8.18	Secured Parties and Warrant Holders.	31

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SCHEDULES:

Schedule 1	Pledged Capital Stock
Schedule 2	Filings and Other Actions Required to Perfect Security Interests
Schedule 3	Jurisdiction of Organization and Identification Number
Schedule 4	Locations of Inventory and Equipment
Schedule 5	Intellectual Property
Schedule 6	Deposit Accounts and Security Accounts
Schedule 7	Commercial Tort Claims

EXHIBITS:

Annex A	Form of Instructions Agreement
Annex B	Form of Joinder Agreement

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This GUARANTEE AND SECURITY AGREEMENT, dated as of March [    ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by TRANS ENERGY, INC., a Nevada corporation (“Holdings”), AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation (“Borrower”) and PRIMA OIL COMPANY, INC., a Delaware corporation (“Prima”, and, together with Holdings, Borrower and any other entity that may become a “Grantor” party signatory hereto as provided herein, the “Grantors”), in favor of CHAMBERS ENERGY MANAGEMENT, LP, as administrative agent (in such capacity, the “Agent”) for the banks and other financial institutions or entities from time to time parties to that certain Credit Agreement, dated as of February 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and Chambers Energy Management, LP, as the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Borrower is a wholly-owned subsidiary of Holdings and is a member of an affiliated group of companies that includes or shall include Borrower, Holdings, Prima and each subsidiary of Borrower, all of which shall be Grantors hereunder;

WHEREAS, certain of the Qualified Counterparties may enter into Qualified Hedging Agreements with one or more of the Grantors;

WHEREAS, Borrower and any other Grantors would be engaged in related businesses, each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Qualified Hedging Agreements, and each Grantor has determined that the execution and delivery of this Agreement are necessary or convenient to the conduct, promotion or attainment of its business; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, each Grantor hereby agrees with the Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms are used herein as defined in the UCC: Account Debtor; Account; Certificated Security; Chattel Paper; Commercial Tort Claim; Commodity Account; Control; Documents; Entitlement Holder; Equipment; Farm Products; Financial Asset; General Intangible; Goods; Instrument; Inventory; Letter-of-Credit Right; Payment Intangible; Security; Securities Account; Security Entitlement; and Supporting Obligation.

(c) The following terms shall have the following meanings:

Agent: as defined in the preamble hereto.

Agreement: as defined in the preamble hereto.

Borrower: as defined in the preamble hereto.

Borrower Hedging Agreement Obligations: the collective reference to all obligations and liabilities of Borrower (including interest accruing at the then applicable rate provided in any Qualified Hedging Agreement to which Borrower is a party after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any such Qualified Hedging Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by Borrower pursuant to the terms of any such Qualified Hedging Agreement).

Borrower Obligations: the collective reference to (i) the Loan Document Obligations of Borrower, (ii) the Borrower Hedging Agreement Obligations, (iii) all guarantee obligations of Borrower pursuant to Section 2.1(b) hereof in respect of the Guarantor Hedging Agreement Obligations of each Guarantor and (iv) all other obligations and liabilities of Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including ARTICLE 3 hereof) or any other Loan Document to which Borrower is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Agent or to the other Secured Parties that are required to be paid by Borrower pursuant to the terms of this Agreement or any other Loan Document).

Collateral: as defined in Section 3.1.

Collateral Account: any collateral account as defined in Section 6.1 and established by the Agent as provided in Section 6.1 or 6.4.

Contract Rights: all rights, title and interests in and to all “contracts,” as such term is defined in the Uniform Commercial Code of any applicable jurisdiction, now owned or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

Control Account: a Securities Account over which the Agent has Control.

Copyrights: (a) all copyrights of Grantor arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those registered copyrights listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office and (b) the right to obtain all renewals thereof.

Credit Agreement: as defined in the preamble hereto.

Deposit Account: (a) the Funding Account and (b) as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

Excluded Assets: the collective reference to (i) any contract, General Intangible, copyright license, patent license or, trademark license (collectively, “Intangible Assets”), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset (a) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, the execution, delivery or existence of which is not prohibited under the Credit Agreement, (b) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (c) is permitted only with the consent of another party to such contract, agreement, instrument or indenture, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided that in any event any Receivable arising from or any money or other amounts due or to become due under any such Intangible Asset or contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the UCC, (ii) any intent-to-use trademark or service mark applications, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use, such intent-to-use trademark or service mark shall constitute collateral, and (iii) Deposit Accounts that are maintained exclusively as payroll accounts or payroll tax withholding accounts.

Governmental Requirement: any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

Grantors: as defined in the preamble hereto.

Guarantor Hedging Agreement Obligations: with respect to a Guarantor, the collective reference to all obligations and liabilities of such Guarantor (including interest accruing at the then applicable rate provided in any Qualified Hedging Agreement to which such Guarantor is a party after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any such Qualified Hedging Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any such Qualified Hedging Agreement).

Guarantor Obligations: with respect to a Guarantor, the collective reference to (i) any Guarantor Hedging Agreement Obligations of such Guarantor, (ii) all guarantee obligations of such Guarantor pursuant to Section 2.1(a) hereof in respect of Borrower Obligations and (iii) all other obligations and liabilities of such Guarantor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including ARTICLE 3 hereof) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, fees, reimbursement obligations, indemnities, costs, expenses (including all fees and disbursements of counsel to the Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document) or otherwise.

Guarantors: the collective reference to each Grantor, excluding Borrower.

Holdings: as defined in the preamble hereto.

Intellectual Property: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the copyrights, the copyright licenses, the patents, the patent licenses, the trademarks and the trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note: any promissory note evidencing loans made by any Grantor to any Loan Party, Subsidiary or other Affiliate.

Investment Property: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Capital Stock.

Issuers: the collective reference to each issuer of any Investment Property.

Lenders: as defined in the preamble hereto.

Loan Document Obligations: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of Borrower to the Agent or any Lender (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement (other than pursuant to Section 2.1(b) hereof) or any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by Borrower pursuant to the Credit Agreement or any other Loan Document) or otherwise.

Obligations: collectively, the Borrower Obligations and the Guarantor Obligations.

Patents: (a) all letters patent of any Grantor of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of Grantor of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5 and (c) all rights of Grantor to obtain any reissues or extensions of the foregoing.

Pledged Capital Stock: the collective reference to all Pledged Partnership Interests, Pledged LLC Interests and Pledged Stock.

Pledged Collateral: collectively, the Pledged Notes, the Pledged Capital Stock, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or “investment property” as such term is defined in Section 9-102(a)(49) of the UCC.

Pledged LLC Interests: all membership interests held of record or beneficially owned by any Grantor, including any membership interests listed on Schedule 1, as the same may be amended or supplemented from time to time by written notice from the relevant Grantor to the Agent, together with all of such Grantor’s right, title and interest as a member of any limited liability company and all of such Grantor’s right, title and interest in, to and under any limited liability company agreement or regulations to which it is a party.

Pledged Notes: all Intercompany Notes at any time issued and all other promissory notes issued to or held by a Grantor (other than promissory notes issued in connection with extensions of trade credit by such Grantor in the ordinary course of business).

Pledged Partnership Interests: all partnership interests held of record or beneficially owned by any Grantor, including any partnership interests listed on Schedule 1, as the same may be amended or supplemented from time to time by written notice from the relevant Grantor to the Agent, together with all right, title and interest of such Grantor as a limited or general partner in all partnerships and all right, title and interest of such Grantor in, to and under any partnership agreements to which it is a party.

Pledged Stock: all shares of Capital Stock held of record or beneficially owned by any Grantor, together with any other shares, stock certificates, interests, options or rights of any nature whatsoever in respect of any Capital Stock of any Loan Party issued or granted to, or held by, any Grantor while this Agreement is in effect, including any Capital Stock listed on Schedule 1, as the same may be amended or supplemented from time to time by written notice from the relevant Grantor to the Agent.

Prima: as defined in the preamble hereto.

Prima Pledged Capital Stock: all Pledged Capital Stock of Prima that is owned by a Specified Party.

Proceeds: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, including all dividends, distributions or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable: any right of a Grantor to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

Secured Parties: the collective reference to the Agent and the Lenders and, with respect to any Borrower Hedging Agreement Obligations or Guarantor Hedging Agreement Obligations, any Qualified Counterparty that has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto.

Securities Act: the Securities Act of 1933, as amended.

Security: as defined in Section 3.3.

Specified Parties: Holdings and Prima.

Specified Pledged Capital Stock: all Pledged Capital Stock of a Loan Party or a subsidiary of a Loan Party that is owned by a Specified Party.

Trademarks: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of any Grantor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5 and (b) the right to obtain all renewals thereof.

UCC: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

Vehicles: all cars, trucks, trailers, construction and earth moving equipment and other vehicles both (i) that are covered by a certificate of title law of any state and, in any event, shall include all tires and appurtenances to any of the foregoing and (ii) perfection of a security interest in which may not be effected by the filing of a financing statement under the Uniform Commercial Code.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement unless otherwise specified.

(d) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

(e) The term “including” means “including without limitation” except when used in the computation of time periods.

(f) The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

(g) The terms “Lender,” “Issuer,” “Agent” and “Secured Party” include their respective successors.

(h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

(i) Terms defined in the UCC not otherwise defined herein shall have the respective meanings ascribed thereto in the UCC.

ARTICLE 2. GUARANTEE

2.1 Guarantee.

(a) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to Section 2.1(b) in respect of Guarantor Hedging Agreement Obligations in respect of which such Guarantor is a primary obligor).

(b) Borrower hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Hedging Agreement Obligations of such Guarantor.

(c) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall (A) in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors and (B) be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provisions of any applicable state law (after giving effect to the right of contribution established in Section 2.2), and (ii) this Section 2.1(c) shall not affect the liability of the Borrower under the Loan Documents.

(d) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this ARTICLE 2 or affecting the rights and remedies of the Agent or any Secured Party hereunder.

(e) Borrower agrees that the Guarantor Hedging Agreement Obligations may at any time and from time to time exceed the amount of the liability of Borrower under this ARTICLE 2 without impairing the guarantee of Borrower contained in this ARTICLE 2 or affecting the rights and remedies of the Agent or any Secured Party hereunder.

(f) Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purposes of this guarantee without demand or notice to Guarantor.

(g) Borrower agrees that if the maturity of the Guarantor Hedging Agreement Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purposes of this guarantee without demand or notice to Borrower.

(h) Subject to Section 8.14 hereof, the guarantees contained in this ARTICLE 2 shall remain in full force and effect until all the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(b) hereof) and the obligations of each Guarantor under its guarantee contained in this ARTICLE 2 (other than Guarantor Obligations in respect of Borrower Obligations arising under Section 2.1(b) hereof) shall have been satisfied by full and final payment in cash and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement Borrower may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Hedging Agreement Obligations.

(i) No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Secured Party from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Hedging Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Borrower or any Guarantor under this ARTICLE 2 (other than any payment made by such Guarantor or Borrower in respect of the Borrower Obligations or the Guarantor Hedging Agreement Obligations, respectively, or any payment received or collected from Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedging Agreement Obligations, respectively), and Guarantors and Borrower shall, subject to Section 2.3, remain liable for the Borrower Obligations and the Guarantor Hedging Agreement Obligations up to the maximum liability of Borrower or such Guarantor hereunder until the Loan Document Obligations are fully and finally paid in cash and the Commitments are terminated.

2.2 Right of Contribution.

(a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Borrower Obligation, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

(b) Borrower and each Guarantor agree that to the extent that Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Hedging Agreement Obligation or Borrower Obligation arising under Section 2.1(a) or 2.1(b) hereof in respect of such Guarantor Hedging Agreement Obligation or Borrower Obligation, as the case may be, Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against Borrower and any other Guarantor which has not paid its proportionate share of such payment.

(c) Borrower’s and each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of Borrower or any Guarantor to the Agent and the Secured Parties, and Borrower and each Guarantor shall remain liable to the Agent and the Secured Parties for the full amount guaranteed by Borrower or such Guarantor hereunder.

2.3 Subrogation. Notwithstanding any payment made by Borrower or any Guarantor hereunder or any set-off or application of funds of Borrower or any Guarantor by the Agent or any Secured Party, neither Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Secured Party against Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Hedging Agreement Obligations, as applicable, nor shall Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by Borrower or such Guarantor hereunder, until all amounts owing to the Agent and the Secured Parties by Borrower on account of the Borrower Obligations and by each Guarantor on account of the Guarantor Hedging Agreement Obligations are fully and finally paid in cash and the Commitments are terminated. If any amount shall be paid to Borrower or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations and Guarantor Hedging Agreement Obligations shall not have been fully and finally paid in cash, such amount shall be held by Borrower or such Guarantor in trust for the Agent and the Secured Parties, segregated from other funds of Borrower or such Guarantor, and shall, forthwith upon receipt by Borrower or such Guarantor, be turned over to the Agent in the exact form received by Borrower or such Guarantor (duly indorsed by Borrower or such Guarantor to the Agent (or its designee), if required), to be applied against the Borrower Obligations or the Guarantor Hedging Agreement Obligations, as applicable, whether matured or unmatured, in the order specified in the Credit Agreement.

2.4 Amendments, etc. with respect to the Borrower Obligations. Borrower and each Guarantor shall remain obligated hereunder notwithstanding that (a) without any reservation of rights against Borrower or any Guarantor and without notice to or further assent by Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Hedging Agreement Obligations made by the Agent or any Secured Party may be rescinded by the Agent or such Secured Party and any of the Borrower Obligations or Guarantor Hedging Agreement Obligations continued; (b) the Borrower Obligations, the Guarantor Hedging Agreement Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee herefore or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, restated, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Secured Party (with such consent of Borrower or any Guarantor as shall be required under the Loan Documents or Qualified Hedging Agreement, as applicable); (c) the Qualified Hedging Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of Borrower and any Guarantor as shall be required thereunder) deem advisable from time to time; and (d) any collateral security, guarantee or right of offset at any time held by the Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Hedging Agreement Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Secured Party shall, except to the extent set forth herein, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Hedging Agreement Obligations or for the guarantees contained in this ARTICLE 2 or any Property subject thereto.

2.5 Guarantees Absolute and Unconditional.

(a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedging Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Qualified Hedging Agreement) and notice of or proof of reliance by the Agent or any Secured Party upon the guarantee contained in this ARTICLE 2 or acceptance of the guarantee contained in this ARTICLE 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE 2; and all dealings between the Grantors, on the one hand, and the Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this ARTICLE 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedging Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Qualified Hedging Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this ARTICLE 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security herefore or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this ARTICLE 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Borrower or any Guarantor, the Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this ARTICLE 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Secured Party against any Guarantor under this ARTICLE 2. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b) Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Hedging Agreement Obligations and notice of or proof of reliance by the Agent or any Secured Party upon the guarantee by Borrower contained in this ARTICLE 2 or acceptance of the guarantee by Borrower contained in this ARTICLE 2; the Guarantor Hedging Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by Borrower contained in this ARTICLE 2; and all dealings between Borrower and any of the Guarantors, on the one hand, and the Agent and the Secured Parties, on the other hand, with respect to any Guarantor Hedging Agreement Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by Borrower contained in this ARTICLE 2. Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower with respect to the Guarantor Hedging Agreement Obligations. Borrower understands and agrees that the guarantee by Borrower contained in this ARTICLE 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Guarantor Hedging Agreement Obligations or any other collateral security herefore or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower, the Guarantors or any other Person against the Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Hedging Agreement Obligations, or of Borrower under its guarantee contained in this ARTICLE 2, in bankruptcy or in any other instance. When making any demand under this ARTICLE 2 or otherwise pursuing its rights and remedies under this ARTICLE 2 against Borrower, the Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Hedging Agreement Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Borrower of any obligation or liability under this ARTICLE 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Secured Party against Borrower under this ARTICLE 2. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantees contained in this ARTICLE 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or, prior to the payment in full of the Loan Document Obligations, Guarantor Hedging Agreement Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

2.7 Payments. Borrower and each Guarantor hereby guarantee that payments by it hereunder will be paid to the Agent without set-off or counterclaim (a) in the case of payments made in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (b) in the case of payments made in respect of any Guarantor Hedging Agreement Obligations, in the currency and at the place specified in the applicable Qualified Hedging Agreement.

ARTICLE 3. GRANT OF SECURITY INTEREST

3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims described on Schedule 6 hereto and all other Commercial Tort Claims to the extent they have been notified to the Agent pursuant to Section 5.12;

(d) all Contract Rights;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all General Intangibles, including all Payment Intangibles;

(i) all Instruments;

(j) all Inventory;

(k) all Investment Property, including all Securities Accounts, and all Commodity Accounts;

(l) all Letter-of-Credit Rights;

(m) all other personal property not described above;

(n) all books and records pertaining to the Collateral;

(o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(p) all property of such Grantor held by the Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

provided, however, that the Collateral shall not include, and the security interests created under this Agreement shall not extend to, any asset of such Grantor to the extent (but only so long as) such asset constitutes an Excluded Asset.

3.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, hereby collaterally assigns, mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral.

3.3 Transfer of Collateral. All Certificated Securities and, to the extent required by Section 5.3, all Instruments and Chattel Paper included in the Collateral shall be delivered to and held pursuant hereto by the Agent or a Person designated by the Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to perfect a security interest in the Collateral in favor of the Agent. Notwithstanding the preceding sentence, at the Agent’s discretion, all Pledged Capital Stock that is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”) must be delivered or transferred in such manner as to permit the Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Agent otherwise qualifies as a protected purchaser).

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, each Grantor hereby represents and warrants to the Agent and each Lender that:

4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to a Loan Party’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Permitted Liens, such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of, or assigned to, the Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or are listed on Schedule 3.21(a)-2 or Schedule 3.21(a)-3 to the Credit Agreement, provided that all financing statements listed on Schedule 3.21(a)-3 to the Credit Agreement shall be terminated on or prior to the Funding Date.

4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) (i) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form), (ii) with respect to any Vehicles, upon completion of such actions as may be requested by the Agent pursuant to Section 5.5, (iii) with respect to any Pledged Capital Stock which constitutes Securities and which are not evidenced by a certificate, the delivery of an Instructions Agreement in the form of Annex A, (iv) with respect to the Funding Account, upon the execution by the Depositary Bank, Borrower and the Agent of the Depositary Agreement, (v) with respect to each other Deposit Account, upon the execution by the depositary bank, the relevant Grantor and the Agent of a Deposit Account Control Agreement substantially in the form of Exhibit C to the Credit Agreement or other form satisfactory to Agent and (vi) with respect to Letter-of-Credit Rights, upon the Agent taking control thereof, to its satisfaction, in accordance with section 9-107 of the UCC, will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, which security interest is enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.

4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of incorporation, formation or organization, identification number from the jurisdiction of incorporation, formation or organization (if any), and the location of such Grantor’s chief executive office or principal place of business, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Agent a certified certificate of incorporation or other Constituent Document and a long form good standing certificate as of a date which is recent to the date hereof. No Grantor has changed its location (as defined in Section 9-307 of the UCC) or changed its name except in accordance with Section 5.6.

4.5 Inventory and Equipment. On the date hereof, all of the Inventory and the Equipment (other than mobile goods and Inventory or Equipment in transit) of such Grantor are kept on the properties covered by Mortgages or as listed on Schedule 4.

4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7 Investment Property.

(a) The Pledged Capital Stock, pledged by such Grantor hereunder, constitutes all the issued and outstanding shares of all classes of the Capital Stock of each Issuer of such Capital Stock owned by such Grantor.

(b) All of the Pledged Capital Stock has been duly and validly issued and is fully paid and nonassessable.

(c) Each of the Pledged Notes, if any, pledged by such Grantor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

(e) No Person other than the Agent has Control over any Pledged Capital Stock of such Grantor.

(f) All such action as may be required under the Constituent Document governing any Pledged Capital Stock has been taken such that, upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to exercise all of the rights of such Grantor therein, and the Agent or any transferee or assignee thereof shall become a member, partner or shareholder, as the case may be, of such Person entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member, partner or shareholder, as the case may be, thereof.

(g) Other than the Pledged Capital Stock as to which the Agent has received an Instructions Agreement in the form of Annex A hereto and has Control thereof, such Grantor holds no Pledged Collateral other than (i) that constituting certificated Securities or Instruments in the possession of and delivered to the Agent or (ii) that consisting of Security Entitlements that are held in a Control Account.

4.8 Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent to the extent required by Section 5.3.

(b) None of the obligors on any Receivable is a Governmental Authority.

(c) The amounts that have been represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables are accurate in all material respects.

4.9 Intellectual Property.

(a) Schedule 5 lists all Intellectual Property of Grantor on the date hereof separately identifying that owned by Grantor and that licensed to Grantor. On the date hereof, Grantor owns or has the valid right to use all Intellectual Property of Grantor described on Schedule 5. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Grantor know of any valid basis for any such claim. To the knowledge of Grantor, such Intellectual Property does not infringe the intellectual property rights of any other Person. The Intellectual Property set forth on Schedule 5 for Grantor constitutes all of the intellectual property rights necessary for Grantor to conduct its business.

(b) Except as set forth in Schedule 5, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which Grantor is the licensor or franchisor.

(c) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(d) No action or proceeding is pending, or, to the knowledge of Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

4.10 Deposit Accounts and Securities Accounts. Schedule 6 sets forth a complete and correct list of all Deposit Accounts and Securities Accounts of the Grantors on the date hereof.

4.11 Commercial Tort Claims.

(a) Except as set forth on Schedule 7, there are no Commercial Tort Claims of the Grantors in existence on the date hereof.

(b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Schedule 7 against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except Permitted Liens.

4.12 Benefit to Guarantors. Borrower is or may become a member of an affiliated group of companies that includes the Guarantors and Borrower and the Grantors are engaged in related businesses. Each Grantor’s guaranty and security obligations pursuant to this Agreement reasonably may be expected to benefit it, directly or indirectly; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and Borrower.

ARTICLE 5. COVENANTS

Each Grantor covenants and agrees with the Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been satisfied by full and final payment in cash and the Commitments shall have terminated:

5.1 Specified Parties.

(a) Neither Specified Party shall (i) create or suffer to exist any Lien upon or with respect to any of the Specified Pledged Capital Stock or the Prima Pledged Capital Stock, except the security interest created by this Agreement; (ii) use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any policy of insurance covering the Collateral or any Requirement of Law, any Contractual Obligation or any Transaction Document; (iii) sell, transfer or assign (by operation of law or otherwise) any Specified Pledged Capital Stock; (iv) enter into any agreement or undertaking restricting the right or ability of any Specified Party or the Agent to sell, assign or transfer any of the Collateral, except in the case of Collateral other than Specified Pledged Capital Stock, for a sale, assignment or transfer that does not involve any Affiliate of any Specified Party; and (v) permit any Collateral to be located outside the United States of America. Each Specified Party shall promptly notify the Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral, other than such agreements or assumptions of undertaking entered into in the ordinary course of business and consistent with past practices.

5.2 Covenants in the Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure of Borrower to cause such Guarantor or its Subsidiaries to take such action or to refrain from taking such action. Each Specified Party shall comply with all covenants contained in the Credit Agreement that expressly apply to such Specified Party.

5.3 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement, or, if consented to or requested by the Agent, shall mark all such Instruments, Certificated Securities and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Chambers Energy Management, LP, as Agent”; provided that the Grantors shall not be obligated to deliver to the Agent any Instruments (other than Pledged Notes) or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $25,000; provided, further, however, that so long as no Event of Default has occurred, the Agent shall deliver to the Grantors, upon reasonable request, any such Instrument or Chattel Paper in connection with the collection thereof.

5.4 Intentionally Omitted.

5.5 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights, taking any actions necessary to enable the Agent to obtain and maintain Control with respect thereto.

(d) Notwithstanding the foregoing, in no event shall the Agent have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

5.6 Changes in Name; Location, etc.

(a) Except upon 15 days’ prior written notice to the Agent and delivery to the Agent of all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor will not:

(i) change its jurisdiction of organization or the location of its chief executive office or principal place of business from that referred to in Section 4.4; or

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b) Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

5.7 Notices. Such Grantor will advise the Agent and the Lenders promptly, in reasonable detail, of any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which could adversely affect the ability of the Agent to exercise any of its remedies hereunder.

5.8 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether now existing or hereinafter acquired and whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Capital Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agent and the Secured Parties, hold the same in trust for the Agent and the Secured Parties and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Grantor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b) Any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of such Investment Property, or any cash or property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, or any property (other than cash) shall at any time be distributed, the cash or property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, such Grantor shall not be required to pay over to the Agent or deliver to the Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any such Investment Property, to the extent that such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by Section 6.5 of the Credit Agreement.

(c) Without the prior written consent of the Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Agent, concurrently with the issuance thereof, to be held by the Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any of the Pledged Collateral or the Proceeds thereof or (v) issue any certificate representing Pledged Capital Stock unless delivered to the Agent pursuant to the terms hereof.

(d) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Capital Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Capital Stock issued by it and (iii) the terms of Sections 6.3(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Pledged Capital Stock issued by it.

(e) Such Grantor shall not grant to any Person other than the Agent and shall not permit any Person other than the Agent to have, Control over any Deposit Account or Investment Property.

(f) Such Grantor will not agree to any amendment of the limited liability company agreement, regulations, partnership agreement or other organizational document or agreement of any Issuer or any other Person that in any way adversely affects the perfection of the security interest of the Agent in the Pledged Capital Stock pledged by such Grantor hereunder, including any amendment electing to treat such Pledged Capital Stock as a Security without the prior written consent of the Agent.

(g) Each Grantor that is an Issuer of any Pledged Capital Stock which constitutes Securities and which are not evidenced by any certificate shall, and shall cause each other Issuer of any such Pledged Capital Stock, concurrently with the making of this Agreement to, execute and deliver an Instructions Agreement, attached hereto as Annex A, to the Agent.

5.9 Receivables. Other than in the ordinary course of business, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof. Such Grantor will deliver to the Agent a copy of each material demand, notice or document received by such Grantor that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables of all Grantors.

5.10 Intellectual Property

(a) Grantor (either itself or through licensees) will (i) continue to use each trademark necessary for the continued operation of its business on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) use such trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (iii) not (and not permit any licensee thereof to) do any act or knowingly omit to do any act whereby such trademark may become invalidated or impaired in any way.

(b) Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any material patent may become forfeited, abandoned or dedicated to the public.

(c) Grantor (either itself or through licensees) (i) will employ each material copyright and (ii) will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the copyrights may become invalidated or otherwise impaired. Grantor will not (either itself or through licensees) do any act whereby any material portion of the copyrights may fall into the public domain.

(d) Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any trade secret which is material Intellectual Property may become publicly available or otherwise unprotectable.

(e) Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(f) Grantor will notify the Agent and the Lenders promptly if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding Grantor’s ownership of, or the validity of, any material Intellectual Property or Grantor’s right to register the same or to own and maintain the same.

(g) Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Grantor shall report such filing to the Agent on or before the fifth Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent and the Secured Parties’ security interest in any copyright, patent or trademark and the goodwill and general intangibles of Grantor relating thereto or represented thereby.

(h) Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(i) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, Grantor shall (i) take all reasonable actions under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Agent after it learns thereof.

5.11 Vehicles. Within 60 days after request of the Agent and, with respect to any Vehicles acquired by such Grantor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title/ownership indicating the Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Agent shall reasonably deem necessary, to perfect its security interests in the Vehicles, and deliver or cause to be delivered the original certificates of title/ownership as so marked to the Agent. Such Grantor shall promptly notify the Agent in writing after the acquisition of any Vehicle if, after giving effect to such acquisition, the aggregate book value of all Vehicles owned by such Grantor is greater than $250,000.

5.12 Commercial Tort Claims. If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $50,000 or more, such Grantor shall promptly notify the Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

5.13 Additional Grantors. If, pursuant to applicable provisions of the Credit Agreement, any Loan Party shall be required to cause any Subsidiary that is not a Grantor or a Guarantor to become a Grantor and Guarantor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement in the form of Annex B to this Agreement and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor and Guarantor party hereto on the Closing Date.

ARTICLE 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) The Agent shall have the right to verify the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications.

At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Deposit Account maintained under the sole dominion and control of the Agent for the benefit of the Secured Parties (a “Collateral Account”), subject to withdrawal by the Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor. If requested by the Agent, each such deposit of Proceeds of Receivables into a Collateral Account shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time after the occurrence and during the continuance of an Event of Default, at the Agent’s request, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d) At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Agent to establish a system of lockbox accounts, under the sole dominion and control of the Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors under the Receivables that the Receivables have been assigned to the Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating thereto, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Capital Stock; Pledged Notes.

(a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all dividends paid, whether in cash or in kind, all payments or other distributions made and all other Proceeds received in respect of the Pledged Capital Stock, and all payments and other distributions made, and all other Proceeds received, in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property constituting Collateral; provided that no vote shall be cast or corporate, partnership or company right exercised or other action taken which, in the Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Agent shall have the right (i) to receive any and all cash or in kind dividends, distributions, payments or other Proceeds paid in respect of the Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral and make application thereof to the Obligations in the order set forth in Section 6.5 and (ii) to have any or all of the Pledged Capital Stock be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate, partnership or company and other rights pertaining to such Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral at any meeting of shareholders, partners, members or other owners of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by such Grantor or the Agent of any right, privilege or option pertaining to such Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted by Section 6.3(a), pay any dividends, distributions or other payments with respect to the Pledged Capital Stock, Pledged Notes or other Investment Property constituting Collateral directly to the Agent.

(d) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Capital Stock is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of such Grantor in respect thereof to exercise the voting and other rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Capital Stock issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other rights, but the Agent shall have no duty to exercise any such voting or other rights and shall not be responsible for any failure to do so or delay in so doing.

6.4 Proceeds to be Turned Over To Agent.

(a) In addition to the rights of the Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, upon the request of the Agent, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

(b) The Agent may, but is under no obligation to, invest and reinvest moneys on deposit in any Collateral Account at any time in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in such Collateral Account. The Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in accordance with the Credit Agreement. Any balance of such Proceeds remaining after (a) no Event of Default exists or (b) the Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the applicable Grantors or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies.

(a) If an Event of Default shall occur and be continuing, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly required hereto or pursuant to the Credit Agreement) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, in each case subject to applicable law, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the fullest extent permitted by applicable law. Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to the Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder with respect thereto, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, and termination of Commitments, need the Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law and except as expressly provided herein, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) If the Agent shall determine to exercise its right to sell any or all of the Pledged Capital Stock pursuant to Section 6.6, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Capital Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, and at such time the relevant Issuer of such Pledged Capital Stock has a class of equity securities listed for trading on a national securities exchange or NASDAQ Stock Market, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Capital Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Capital Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(c) In the event that the Agent elects not to sell the Collateral, the Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(d) The Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

(e) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(f) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Agent and the Secured Parties, that the Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent or any Secured Party to collect such deficiency.

6.8 Non-Judicial Enforcement. The Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Agent to enforce its rights by judicial process.

ARTICLE 7. THE AGENT

7.1 Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably (prior to the termination of this Agreement in accordance with Section 8.14) constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable (prior to the termination of this Agreement in accordance with Section 8.14) power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following at any time upon the occurrence and during the continuation of an Event of Default:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any Contract Right or other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any Contract Right or other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums herefore and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall otherwise direct; (B) ask for or demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction that the Agent deems advisable to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral that the Agent deems advisable; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (G) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable (during the term of this Agreement) license of its Intellectual Property to be exercised only during the continuance of an Event of Default.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, nor any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Secured Parties hereunder are solely to protect the Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. The Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder with respect to the Collateral or in its capacity as attorney-in-fact hereunder, except for the Agent or any Secured Party to the extent that any such act or failure to act is found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Person.

7.3 Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor, if permitted by law, in such form and in such offices as the Agent deems appropriate to perfect the security interests of the Agent under this Agreement. Each Grantor authorizes the Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

ARTICLE 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Agent in a written instrument executed by the Agent in accordance with Section 9.1 of the Credit Agreement. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

8.2 Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor in care of Borrower at the address set forth in the Credit Agreement.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay, or reimburse each Secured Party and the Agent for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents, including the fees and disbursements of counsel (including the out-of-pocket expenses of in-house counsel) to each Secured Party and of counsel to the Agent.

(b) Each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement to the extent Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

8.6 Set-Off. In addition to any rights and remedies of the Agent and each other Secured Party provided by law, each of the Agent and each other Secured Party shall have the right, without prior notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Grantor hereunder or in connection with any Obligations (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such other Secured Party or any branch or agency thereof to or for the credit or the account of such Grantor, as the case may be. Each of the Agent and each other Secured Party agrees to notify promptly such Grantor and Agent after any such setoff and application made by the Agent or such other Secured Party, provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents and Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York and the courts of the United States of America for the Southern District of New York located in New York City, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 8.2 or at such other address of which the other parties shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.12 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents and Transaction Documents to which it is a party;

(b) neither the Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents or Transaction Documents, and the relationship between any Grantor, on the one hand, and the Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14 Releases.

(a) At such time as the Loans and the other Obligations (other than the Borrower Hedging Agreement Obligations and the Guarantor Hedging Agreement Obligations) shall have been satisfied by full and final payment in cash and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release and termination.

(b) If (i) any of the Collateral (other than any Specified Pledged Capital Stock) shall be sold, transferred or otherwise Disposed of by a Specified Party in a transaction that does not involve any Affiliate of a Specified Party, or (ii) any of the Collateral shall be sold, transferred or otherwise Disposed of by any Grantor (other than a Specified Party) in a transaction permitted by the Credit Agreement, then, in the case of clause (i) or (ii), the Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c) No consent of any Qualified Counterparty shall be required for any release of Collateral pursuant to this Section 8.14.

8.15 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT OR OTHERWISE). EACH PARTY HEREBY CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATION CONTAINED IN THIS SECTION 8.15.

8.16 Conflicts. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

8.17 Creditor-Debtor Relationship. The relationship between Agent and each other Secured Party on the one hand, and the Grantors, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Grantor arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Grantors by virtue of, this Agreement, any other Loan Document or Transaction Document or any transaction contemplated herein or therein.

8.18 Secured Parties and Warrant Holders.

The parties hereto acknowledge that in connection with the Loan Documents certain Secured Parties will have the opportunity to act in both their capacity as a Secured Party and in their capacity as a holder of a Warrant and potential future equity holder, and the parties agree that no conflict shall arise or be deemed to have arisen as a result of any Secured Party acting in, or making decisions in light of, either or both capacities when taking, or refraining from taking, any action in connection with any Loan Document.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER/GRANTOR:

AMERICAN SHALE DEVELOPMENT, INC.

By:
Name:
Title:

HOLDINGS/GRANTOR/GUARANTOR:

TRANS ENERGY, INC.

By:
Name:
Title:

PRIMA/GRANTOR/GUARANTOR:

PRIMA OIL COMPANY, INC.

By:
Name:
Title:

Signature Page to

Guarantee and Security Agreement

SECURED PARTY:

CHAMBERS ENERGY MANAGEMENT, LP, as the Agent

By:
Guy Hoffman
Managing Director

Signature Page to

Guarantee and Security Agreement

Annex A

FORM OF

INSTRUCTIONS AGREEMENT

Reference is made to that certain Guarantee and Security Agreement, dated as of March [    ], 2012 (the “Security Agreement”), made by AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation (“Borrower”), TRANS ENERGY, INC., a Nevada Corporation (“Holdings”), PRIMA OIL COMPANY, INC. a Delaware corporation (“Prima”), and by each other “Guarantor” signatory thereto (together with Borrower, Holdings, Prima and any other entity that may become a “Grantor” party thereto as provided therein, the “Grantors”), in favor of CHAMBERS ENERGY MANAGEMENT, LP, as administrative agent (in such capacity, the “Agent”) for the banks and other financial institutions or entities from time to time parties to that certain Credit Agreement, dated as of February 29, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and Chambers Energy Management, LP, as the Agent. Unless otherwise defined herein, terms defined in the Security Agreement and used herein shall have the meanings given to them in the Security Agreement.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to Borrower under the Credit Agreement that the undersigned Issuer shall execute and deliver this Instructions Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, the undersigned Issuer hereby agrees with the Agent, for the benefit of the Secured Parties, that it will comply with the instructions originated by the Agent with respect to the Pledged Capital Stock issued by it without further consent of the Grantor that is the pledgor thereof, which instructions must be in writing and state that an Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, the undersigned has caused this Instructions Agreement to be duly executed and delivered as of the date set forth below.

ISSUER:

[NAME]

By:
Name:
Title:

Date:

A-1

Annex B

FORM OF

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                     , is delivered pursuant to Section 5.13 of the Guarantee and Security Agreement (the “Security Agreement”), dated as of March [    ], 2012, by AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation, TRANS ENERGY, INC., a Nevada corporation, PRIMA OIL COMPANY, INC., a Delaware corporation, and certain other “Grantors” named therein, in favor of CHAMBERS ENERGY MANAGEMENT, LP, as the administrative agent for the Secured Parties referred to therein. Capitalized terms used herein but not defined herein are used with the meanings given them in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 5.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named as a Guarantor and Grantor therein and, without limiting the generality of the foregoing, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, hereby collaterally assigns, mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder.

The information set forth in Exhibit A hereto is hereby added to the information set forth in Schedules 1 through 7 to the Security Agreement.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

[Signature Page to Follow]

B-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[GRANTOR/GUARANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

CHAMBERS ENERGY MANAGEMENT, LP, as the Agent

By:
Name:
Title:

B-2

Exhibit A to

Joinder Agreement

Supplemental Information

3

Schedule 1

PLEDGED CAPITAL STOCK

Pledgor	Issuer	Pledged Capital Stock	Certificate No.	# of Shares	% of ownership held by Pledgor
Trans Energy, Inc.	American Shale Development, Inc.

Trans Energy, Inc.	Prima Oil Company, Inc.

[Borrower to complete list to include all stock owned by the Grantors]

4

Schedule 2

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

File UCC-1 Financing Statement with Secretary of State of the State of Delaware, Division of Corporations, listing American Shale Development, Inc. as debtor.

File UCC-1 Financing Statement with the Secretary of State of the State of Nevada, listing Trans Energy, Inc. as debtor.

File UCC-1 Financing Statement with the Secretary of State of the State of Delaware, listing Prima Oil Company, Inc. as debtor.

Actions with respect to certificated Pledged Capital Stock

Agent will take into its possession all stock certificates, membership certificates, beneficial ownership certificates or partnership certificates, as applicable, for Pledged Capital Stock, together with stock powers executed in blank or similar endorsements, as applicable.

5

Schedule 3

JURISDICTION OF ORGANIZATION AND IDENTIFICATION NUMBER

Grantor	Jurisdiction of Organization	Organization Identification Number

AMERICAN SHALE DEVELOPMENT, INC.	Delaware

TRANS ENERGY, INC	Nevada

PRIMA OIL COMPANY, INC.	Delaware

6

Schedule 4

LOCATIONS OF INVENTORY AND EQUIPMENT

1

Schedule 5

INTELLECTUAL PROPERTY

1

Schedule 6

DEPOSIT ACCOUNTS AND SECURITY ACCOUNTS

2

Schedule 7

COMMERCIAL TORT CLAIMS

1